UNCONDITIONAL GUARANTY

FOR VALUE RECEIVED, and in consideration of any loan or other financial accommodation heretofore or hereafter at any time made or granted by ONE Holdings, Corp., a Florida corporation (herein, together with its successors and assigns, referred to as the "Lender") to Green Planet Bioengineering Co., Ltd., a Delaware corporation (herein, together with its successors and assigns, referred to as the "Company"), the undersigned Sanming Huajian Bio-Engineering Co., Ltd., a corporation organized under the laws of the Peoples Republic of China ("Sanming"), and FuJian Green Planet Bioengineering Co., Ltd., a corporation organized under the laws of the Peoples Republic of China ("FuJian Green Planet") (Sanming and FuJian Green Planet are hereinafter jointly referred to as the "Guarantor" or "Undersigned") hereby absolutely, irrevocably and unconditionally guarantee to Lender the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, and the full and prompt performance, of all of the Company's obligations to the Lender, howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, absolute or contingent, joint or several, now or hereafter existing or due or to become due pursuant to that certain 10% Convertible Bridge Loan Note Due September 1, 2010 (the "Note"), and Convertible Note Purchase Agreement dated as of September 1, 2009, (herein, as the same may be amended, modified or supplemented from time to time, called the "Agreement"), between the Company and the Lender (all of such obligations being hereinafter collectively called the "Obligations"). Capitalized terms used but not defined herein have the meanings which the Loan Agreement assigns to such terms.

	The Undersigned agree that, in the event of the dissolution or insolvency of the Company, or the inability or failure of the Company to pay debts as they become due in general and under the Note, or an assignment by the Company for the benefit of creditors, or the commencement of any case or proceeding in respect of the Company under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations may not then be due and payable, the Undersigned will pay to the Lender forthwith the full amount which would be payable hereunder by the Undersigned if all Obligations were then due and payable.

	To further secure all obligations of the Undersigned hereunder, the Lender shall have a lien upon and security interest in (and may, without demand or notice of any kind, at any time and from time to time when any amount shall be due and payable by the Undersigned hereunder, appropriate and apply toward the payment of such amount, in such order of application as the Lender may elect) any and all balances, credits, deposits, accounts or moneys of or in the Undersigned's' names now or hereafter with the Lender and any and all property of every kind or description of or in the Undersigned's' names now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, the Lender or any agent or bailee for the Lender.

	This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of either of the Undersigned or that at any time or from time to time all Obligations may have been paid in full), until the date on which all Obligations and all interest thereon and all expenses (including attorney fees and legal expenses) paid or incurred by the Lender in seeking to collect the Obligations and in enforcing this Guaranty shall have been finally and irrevocably paid in full. The Undersigned each further agrees that, if at any time all or any part of any payment theretofore applied by the Lender to any of the Obligations is or must be rescinded or returned by the Lender for any reason whatsoever, such Obligations shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Lender, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Obligations, all as though such application by the Lender had not been made. The Undersigned covenants and agrees that it shall furnish to Lender not more than thirty (30) days following reasonable request from Lender such other financial information concerning the Undersigned or the Company as Lender may from time to time reasonably request.

	The Lender may, from time to time at its sole discretion and without notice to the Undersigned, take any or all of the following actions: (a) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the Undersigned, with respect to any of the Obligations; (b) extend or renew for one or more periods (regardless whether longer than the original period), alter or exchange any of the Obligations, or release or compromise any obligation of the Undersigned hereunder or any obligation of any nature of any other obligor (including, without limitation, the Company) with respect to any of the Obligations; (c) release or fail to perfect its lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Obligations or any obligation hereunder, or extend or renew for one or more periods (regardless whether longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and (d) resort to the Undersigned for payment of any of the Obligations, regardless whether the Lender shall have resorted to any property securing any of the Obligations or any obligation hereunder or shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Obligations.

	Each of the Undersigned waives all defenses, offsets and counterclaims with respect to this Guaranty and payment of the Obligations. No act of commission or omission of any kind, or at any time, upon the part of the Lender in respect to any matter whatsoever, shall in any way affect or impair this Guaranty. Any amounts received by the Lender from whatsoever source on account of the Obligations may be applied by Lender toward the payment of such of the Obligations, and in such order of application, as the Lender may from time to time elect. Each of the Undersigned hereby irrevocably waives any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, and any right of reimbursement and any right of salvage against the Company therefor and hereby further irrevocably waives, so long as any Obligations remain outstanding, any and all claims the Undersigned may have against the Company for any indebtedness of the Company to the Undersigned now existing or hereafter incurred. The Undersigned each hereby expressly waives:
(a) notice of the Lender's acceptance of this Guaranty; (b) notice of the existence or creation of nonpayment of all or any of the Obligations; (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever; and (d) all diligence in collection or protection of or realization upon the Obligations or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

	The Lender may, from time to time at its sole discretion and without notice to the Undersigned, assign or transfer any or all of the Obligations or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Obligations shall be and remain Obligations for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Obligations or of any interest therein shall, to the extent of such assignee's or transferee's interest in the Obligations, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were the Lender; provided, however, that, unless the Lender shall otherwise consent in writing, the Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Guaranty for the Lender's benefit as to those of the Obligations which the Lender has not assigned or transferred. No delay on the Lender's part in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon the Lender except as expressly set forth in a writing duly signed and delivered on the Lender's behalf. No action of the Lender permitted hereunder shall in any way affect or impair the Lender's rights or the Undersigned's obligations under this Guaranty. For the purposes of this Guaranty, Obligations shall include all of the Company's obligations to the Lender, notwithstanding any right or power of the Company or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of the Undersigned hereunder. The Undersigned's obligations under this Guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of the Undersigned. The Undersigned hereby acknowledges that there are no conditions to the effectiveness of this Guaranty.

	The Undersigned hereby represents and warrants to the Lender that the Undersigned now has and will continue to have independent information concerning the Company's affairs, financial condition and business. The Lender shall not have any duty or responsibility to provide the Undersigned with any credit or other information concerning the Company's affairs, financial condition or business which may come into the Lender's possession. The Undersigned hereby further represents and warrants to the Lender that the Undersigned has received fair consideration in exchange for the Undersigned's delivery of this Guaranty. Each respective Undersigned is not insolvent, nor will the respective Undersigned's incurrence of obligations, direct or contingent, to repay the Obligations render the such Undersigned insolvent.

	This Guaranty shall be upon the Undersigned, jointly and severally, and upon each respective Undersigned's successors and assigns; and all references herein to the Company and to the Undersigned, respectively, shall be deemed to include any successor or successors, or assigns, whether immediate or remote, to the Company and any successors or assigns of the Undersigned. The Undersigned's liability under this Guaranty shall be joint and several.

	This Guaranty has been delivered at Sunny Isles Beach, Florida, and shall be construed in accordance with and governed by the laws of the State of Florida, without regard to conflict of laws principles. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under each law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty. The Undersigned hereby submits to the nonexclusive jurisdiction of the United States Federal and State of Florida courts located in Dade County, Florida for all purposes of or in connection with this Guaranty, provided that nothing in this Guaranty shall affect the Lender's right to bring any action or proceeding against the Undersigned or its property in the courts of any other jurisdiction. The Undersigned hereby consents to process being served in any suit, action or proceeding of the nature referred to above by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to his address shown opposite his signature hereto. The Undersigned agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Nothing herein shall affect the Lender's right to serve process in any other manner permitted by law, or limit the Lender's right to bring proceedings against the Undersigned in the courts of any other jurisdiction. The Undersigned agrees to pay all reasonable expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Lender in endeavoring to collect the Obligations, or any part thereof, and in enforcing this Guaranty.

THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR IN CONNECTION WITH THIS GUARANTY, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS GUARANTY, OR ANY SUCH AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

IN WITNESS WHEREOF, the Undersigned has hereunto executed this Guaranty as of September 1, 2009.

GUARANTOR:

Sanming Huajian Bio-engineering Co., Ltd., a corporation organized under the Peoples Republic of China


By:_____________________________


FuJian green Planet Bioengineering Co., Ltd., a corporation organized under the Peoples Republic of China


By:_____________________________